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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                          ___________________________


                                  FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        January 27, 2000
                                                  ------------------------------

                             Alvey Systems, Inc.
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             (Exact name of registrant as specified in charter)


        Delaware                      333-2600                 43-0157210
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(State or other jurisdiction   (Commission file number)      (IRS employer
       of incorporation)                                   identification no.)


9301 Olive Boulevard, St. Louis, Missouri                        63132
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(Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code            (314) 993-4700

                                 Not applicable
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        (Former name or former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

     On January 27, 2000, FKI plc, a UK public company, acquired all of the capital stock of Pinnacle Automation, Inc., a Delaware corporation ("Pinnacle"), by means of a merger of a newly formed subsidiary of FKI plc with and into Pinnacle. Pinnacle is the sole shareholder of Alvey Systems, Inc. The former shareholders of Pinnacle received in exchange for their Pinnacle shares approximately $368 million in cash. The acquisition was funded primarily through borrowings by FKI plc from bank syndicates led by Barclays Bank PLC.

ITEM 5. OTHER EVENTS.

     On January 27, 2000, Alvey Systems, Inc. gave notice to holders of its 11 3/8% Senior Subordinated Notes Due 2003 of its election to redeem the notes on February 28, 2000. The total redemption price, including outstanding principal, accrued interest and redemption premium, is $74,578,437.50.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALVEY SYSTEMS, INC.


Date: February 11, 2000           By /s/ James A. Sharp
                                    -------------------------------------------
                                    James A. Sharp
                                    Secretary and Senior Vice President
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)